UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report:  April 29, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in the Current Report on Form 8-K dated April 29, 2011, which was originally filed on May 3, 2011 (the “Original Form 8-K”) and summarized the matters voted on at the Annual Meeting of Shareholders of Akorn, Inc. (the “Company”) held on April 29, 2011.  The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation. Except for the foregoing, this Amendment does not modify or update any other disclosures contained in the Original Form 8-K. This Amendment supplements and does not supersede the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the 2011 Annual Meeting of Shareholders, the Company held an advisory vote on the frequency with which the Company should hold future non-binding advisory votes on the Company’s executive compensation programs and practices. The Company’s Board of Directors recommended that advisory votes be held on an annual basis.  The highest number of stockholder votes cast on the proposal, as well as a majority of the total shares voted by stockholders on the proposal, was voted for annual advisory votes. The Board of Directors has considered the outcome of this advisory vote and has determined that the Company will include an advisory vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of the advisory vote on executive compensation takes place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By: /s/ Timothy A. Dick
Name: Timothy A. Dick
Title: Chief Financial Officer

Date:  December 30, 2011